Exhibit 10.1

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

     This Series F Preferred Stock Purchase Agreement (this “Agreement”) dated as of February 1, 2005, is made and entered into by and among Triad Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), Kos Pharmaceuticals, Inc., a Florida corporation (“Kos”), and 2004 Oikos Investment Partners, LP, a limited partnership (“Oikos” and together with Kos, the “Purchasers”).

     WHEREAS, each of the Purchasers desires to purchase from the Corporation, and the Corporation desires to issue and sell to each of the Purchasers, a number of shares of the Corporation’s Series F Convertible Preferred Stock, $.10 par value per share (“Series F Preferred Stock”), at the First Closing (as defined herein), on the terms and subject to the conditions set forth herein; and

     WHEREAS, each of the Purchasers and the Corporation have agreed that, subject to the achievement by the Corporation of the milestones described on Exhibit A attached hereto (the “Milestones”) on or prior to August 1, 2006 (the “Milestone Date”), the Corporation will issue and sell to the Purchasers, and the Purchasers will purchase from the Corporation at the Second Closing (as defined herein), additional shares of Series F Preferred Stock, on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     1. Authorization; Sale of Shares

          1.1 Authorization; Amendment to Certificate of Incorporation. Before the First Closing (as defined in Section 2.1), the Corporation will have duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 2,526,408 shares of Series F Preferred Stock, having the rights, privileges, preferences and restrictions set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the “Certificate of Incorporation”). Before the First Closing, the Corporation will have adopted and filed with the Secretary of State of the State of Delaware the Certificate of Incorporation.

          1.2 Purchase and Sale of Shares.

               (a) The Corporation shall sell and issue to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Corporation, at the First Closing (as defined in Section 2.1) and upon the terms and conditions hereinafter set forth, 631,602 shares of Series F Preferred Stock.

               (b) Subject to the achievement by the Corporation of the Milestones on or prior to the Milestone Date, the Corporation shall sell and issue to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Corporation, at the Second Closing (as defined in Section 2.2) and upon the terms and conditions hereinafter set forth,

631,602 shares of Series F Preferred Stock, (the shares of Series F Preferred Stock so purchased at the First Closing and at the Second Closing collectively being referred to hereinafter as the “Shares”).

               (c) The purchase price for the shares of Series F Preferred Stock to be sold pursuant to this Agreement shall be $6.3331 per share.

          1.3 Use of Proceeds. The Corporation will use the net proceeds received from the sale of the Shares for research and development, product development and other general corporate purposes, including, without limitation, the payment of accounts payable and the compensation of employees and consultants.

     2. Closings.

          2.1 First Closing. The first closing of the sale and purchase of the shares of Series F Preferred Stock under this Agreement (the “First Closing”) shall take place at the offices of Foley Hoag llp, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, simultaneously with the execution and delivery of this Agreement. At the First Closing:

               (a) the Corporation shall execute and deliver to the Purchasers, and the Purchasers shall execute and deliver to the Corporation (by means of the financing signature page in the form attached hereto as Exhibit C (the “Purchaser Signature Page”), the Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”);

               (b) the Corporation shall execute and deliver to the Purchasers, and the Purchasers shall execute and deliver to the Corporation (by means of the Purchaser Signature Page), the Stockholders Agreement in the form attached hereto as Exhibit E (the “Stockholders Agreement” and, together with the Registration Rights Agreement, the “Related Agreements”);

               (c) each of the Trustees of Tufts University (“Tufts”), William W. Bachovchin (“Bachovchin”) and Stone Life Sciences Holdings, Ltd. (“Stone Life”) shall have executed and delivered the Related Agreements and such other documents consistent with the terms hereof as they shall reasonably request;

               (d) the Corporation shall deliver to the Purchasers (i) a long form certificate of good standing of the Corporation certified by the Secretary of State of the State of Delaware and (ii) a certificate as to the due qualification of the Corporation as a foreign corporation in The Commonwealth of Massachusetts certified by the Secretary of State of The Commonwealth of Massachusetts, each dated not more than forty-five (45) days prior to the First Closing;

               (e) the Corporation shall deliver to the Purchasers the Certificate of Incorporation as in effect on the date hereof, certified by the Secretary of State of the State of Delaware as of the most recent practicable date;

               (f) the Corporation shall deliver to the Purchasers a Certificate of the Secretary of the Corporation attesting as to (i) the Bylaws of the Corporation as in effect on the date hereof, (ii) the signatures and titles of the officers of the Corporation executing this Agreement, the Related Agreements or any certificate to be executed and delivered by the Corporation at the First Closing pursuant to this Section 2.1, and (iii) the resolutions of the Board of Directors and stockholders of the Corporation authorizing and approving the adoption of the Certificate of Incorporation, and all matters in connection with this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby;

               (g) Foley Hoag llp, counsel for the Corporation, shall deliver to the Purchasers an opinion, dated as of the date hereof, in substantially the form attached hereto as Exhibit F;

               (h) the Corporation shall deliver to each Purchaser a certificate for the shares of Series F Preferred Stock purchased by such Purchaser at the First Closing, registered in the name of such Purchaser; and

               (i) each Purchaser shall pay to the Corporation, by wire transfer of immediately available funds, by check, or by conversion of the outstanding principal amount and any accrued interest of any promissory note of the Corporation held by such Purchaser, as indicated on the Schedule of Purchasers, the aggregate purchase price for the shares of Series F Preferred Stock being purchased by such Purchaser at the First Closing. In the event that payment by a Purchaser is made, in whole or in part, by conversion of the outstanding principal amount and any accrued interest of any promissory note of the Corporation held by such Purchaser, then such Purchaser shall surrender to the Corporation for conversion at the First Closing any such promissory note. The First Closing shall not be deemed to occur, and all such payments by any Purchaser shall be deemed to be held in escrow, until each Purchaser listed on the Schedule of Purchasers has tendered to the Corporation the payment indicated thereon.

          2.2 Second Closing. The second closing of the sale and purchase of the shares of Series F Preferred Stock under this Agreement (the “Second Closing”) shall take place at the offices of Foley Hoag llp, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, on a date specified in a written notice of the Corporation (the “Milestone Notice”) delivered to each of the Purchasers at least five (5) business days prior to the proposed date of the Second Closing, which Milestone Notice shall certify that the Board of Directors of the Corporation has made the reasonable determination in good faith that the Milestones have been achieved by the Corporation. The Milestone Notice shall be accompanied by reasonable evidence of the achievement of the Milestones, and the Corporation shall deliver to each Purchaser such additional documentation as such Purchaser may reasonably request in order to confirm the accuracy of the statements made in the Milestone Notice. Within five (5) business days following receipt of the Milestone Notice, each Purchaser shall make a reasonable, good faith determination as to whether or not the Milestones have been achieved. Notwithstanding the foregoing, (a) the obligation to consummate the Second Closing may be terminated by the Purchasers at any time after the Milestone Date if the Corporation has not achieved the Milestones on or prior to such date, and (b) only one (1) Second Closing may occur under this Agreement. Upon any such termination or upon the occurrence of any Second Closing hereunder, no party to this Agreement shall have any further liability under Section 1.2(b) and this Agreement shall otherwise remain in full force and effect. The respective obligations of the Purchasers to purchase the shares of Series F Preferred Stock at the Second Closing are subject to the following conditions: (i) such Purchaser shall have made a reasonable, good faith determination that the Milestones have been achieved as set forth above; (ii) the representations and warranties of the Corporation set forth in Exhibit G shall be true and correct in all material respects as of the date of the Second Closing; (iii) the Corporation shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement, the Related Agreements and the Certificate of Incorporation to be performed or complied with at or prior to the date of the Second Closing; and (iv) the Corporation shall not have violated or breached, or be in default under, any provision of any material note, bond, debenture, evidence of indebtedness, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Corporation is a party (except for any violation, breach or default relating to the Sponsored Research Agreement or the related License Agreement, each dated November 8, 2004, between the Corporation and Kos), the violation or breach of which, or default under which, could reasonably be expected to have a material and adverse effect on the business, assets, operations, results of operations or financial condition of the Corporation.

     If the Corporation has not sent the Milestone Notice on or prior to the Milestone Date, then the Corporation shall deliver on the Milestone Date a written notice to each Purchaser, which notice shall identify which of the Milestones, if any, the Corporation has achieved as of the Milestone Date, as reasonably determined in good faith by the Board of Directors of the Corporation. Each Purchaser shall have the option to purchase, without the consent of the other Purchasers, all or a portion of such Purchaser’s respective shares of Series F Preferred Stock at the Second Closing in accordance with the terms hereof by delivering to the Corporation and the other Purchasers a written notice on or before the date which is five (5) business days following the Milestone Date indicating that such Purchaser nonetheless wishes to purchase such shares of Series F Preferred Stock. Each Purchaser who delivers such notice within such period and exercises such option in full (a “Participating Purchaser”) shall have the right of over-allotment such that if any other Purchaser fails to exercise its option in full pursuant to this paragraph (a “Nonparticipating Purchaser”), then each other Participating Purchaser may, at its option and without the consent of such Nonparticipating Purchaser, purchase all or a portion of the shares that such Nonparticipating Purchaser failed to purchase on a pro rata basis, within five (5) days from the date such Nonparticipating Purchaser fails to exercise its option hereunder in whole or in part. Any purchase and sale of shares of Series F Preferred Stock pursuant to this paragraph shall take place at the Second Closing, and only Participating Purchasers shall be deemed to be Purchaser(s) at such Second Closing for all purposes hereof.

     At the Second Closing:

               (a) this Agreement and each of the Related Agreements shall remain in full force and effect, without any change or modification therein having been made thereto (unless such change or modification shall have been approved in accordance with the terms hereof and thereof);

               (b) the Corporation shall deliver to the Purchasers (i) a long form certificate of good standing of the Corporation certified by the Secretary of State of the State of Delaware and (ii) a certificate as to the due qualification of the Corporation as a foreign corporation in The Commonwealth of Massachusetts certified by the Secretary of State of The Commonwealth of Massachusetts, each dated not more than fourteen (14) days prior to the Second Closing;

               (c) the Corporation shall deliver to the Purchasers a Certificate of the Secretary of the Corporation attesting as to (i) the attached Certificate of Incorporation and Bylaws of the Corporation as in effect on the date of the Second Closing, (ii) the signatures and titles of the officers of the Corporation executing this Agreement, the Related Agreements or any certificate to be executed and delivered by the Corporation at the Second Closing pursuant to this Section 2.2, and (iii) the resolutions of the Board of Directors and stockholders of the Corporation, authorizing and approving the adoption of the Certificate of Incorporation, and all matters in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby;

               (d) the Corporation shall deliver to the Purchasers a Certificate signed by the Chief Executive Officer, certifying that (i) the representations and warranties of the Corporation set forth in Exhibit G shall be true and correct in all material respects as of the date of the Second Closing and (ii) the Corporation shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement, the Related Agreements and the Certificate of Incorporation to be performed or complied with at or prior to the date of the Second Closing;

               (e) the Corporation shall issue and deliver to each Purchaser a certificate for the number of shares of Series F Preferred Stock being purchased at the Second Closing by such Purchaser, registered in the name of such Purchaser, against payment to the Corporation of the aggregate Purchase Price for such number of Shares;

               (f) each Purchaser shall pay to the Corporation, by wire transfer of immediately available funds, check or, with the consent of the Corporation, cancellation of any outstanding indebtedness or any other method, the aggregate purchase price for the shares of Series F Preferred Stock being purchased by such Purchaser at the Second Closing. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall surrender to the Corporation for cancellation at such Second Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Corporation.

     3. Representations and Warranties of the Corporation. Except as disclosed by the Corporation in Exhibit H attached hereto, the Corporation hereby represents and warrants to each Purchaser that the statements contained in this Section 3 are true, complete and accurate as of the date of the First Closing. Exhibit H shall be arranged in sections corresponding to the numbered and lettered sections and subsections of this Section 3.

          3.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and presently proposed to be conducted and to carry out the transactions contemplated hereby. The Corporation is duly qualified as a foreign corporation and is in good standing in all such other jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure so to qualify or to be in good standing would not have a materially adverse effect on the Corporation’s business, assets, operations, results of operations or financial condition. Exhibit B contains a true, complete and accurate copy of the Certificate of Incorporation, and Exhibit I contains a true, complete and accurate copy of the bylaws, as amended, of the Corporation (the “Bylaws”).

          3.2 Capitalization.

               (a) The authorized capital stock of the Corporation (immediately prior to the First Closing) will consist of:

                    (i) 6,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), of which (w) 733,333 shares are outstanding, (x) no shares are held as treasury shares, (y) 377,100 shares have been reserved for issuance to, or upon the exercise of options granted and/or to be granted to, key employees and consultants of the Corporation, and (z) 3,626,566 shares have been reserved for issuance upon conversion of Preferred Stock, $.10 par value per share.

                    (ii) 3,553,074 shares of Preferred Stock, $.10 par value per share, of which (u) 300,000 shares have been designated as Series A Convertible Preferred Stock, $.10 par value per share (“Series A Preferred Stock”), all of which are issued and outstanding, (v) 300,000 shares have been designated as Series B Convertible Preferred Stock $.10 par value per share (“Series B Preferred Stock”), all of which are issued and outstanding, (w) 133,333 shares have been designated as Series C Convertible Preferred Stock $.10 par value per share (“Series C Preferred Stock”), all of which are issued and outstanding, (x) 133,333 shares have been designated as Series D Convertible Preferred Stock $.10 par value per share (“Series D Preferred Stock”), all of which are issued and outstanding, (y) 160,000 shares have been designated as Series E Convertible Preferred Stock, $.10 par value per share (“Series E Preferred Stock”), all of which are issued and outstanding, and (z) 2,526,408 shares have been designated as Series F Convertible Preferred Stock (all such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock collectively being referred to herein as the “Preferred

Stock”). Immediately prior to the First Closing, no shares of Series F Preferred Stock were issued and outstanding. 1,263,204 shares of Series F Preferred Stock will be held by the Purchasers after the First Closing and will, upon issuance in accordance with this Agreement, have been validly issued and be outstanding, fully paid and nonassessable. In the event that a Second Closing occurs under this Agreement, up to an additional 1,263,204 shares of Series F Preferred Stock will be held by the Purchasers after the Second Closing and will, upon issuance in accordance with this Agreement, have been validly issued and be outstanding, fully paid and nonassessable.

               (b) All of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable and are not subject to any preemptive or other similar rights of the stockholders of the Corporation or others. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered upon conversion of the applicable series of such Preferred Stock in accordance with the Certificate of Incorporation, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable and not subject to any preemptive or other similar rights of the stockholders of the Corporation or others.

               (c) Exhibit H sets forth a true and complete list of the type and number of shares of capital stock of the Corporation held by each stockholder of the Corporation and, where applicable, the number of shares of Common Stock into which such shares are convertible immediately following the First Closing. Exhibit H also contains a list of all options, warrants or other rights to purchase any capital stock of the Corporation and the name of each holder thereof. Except as set forth in Exhibit H, and except with respect to the shares of Common Stock reserved for issuance as specified in clauses (y) and (z) of Section 3.2(a)(i) above, there are no outstanding shares of capital stock of the Corporation or warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock or other securities of the Corporation. Except as set forth in Exhibit H, the number of shares of capital stock, if any, reserved for issuance in connection with the immediately preceding sentence is not subject to adjustment by reason of the issuance of the Shares or any shares of Common Stock issuable upon conversion of the Shares (the “Reserved Shares”). Except as set forth in Exhibit H, there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law, the Certificate of Incorporation, the Bylaws or any agreement to which the Corporation is a party, or otherwise. Except as set forth in Exhibit H, there is no agreement, restriction or encumbrance with respect to the voting of any shares of the Corporation’s capital stock (whether outstanding or issuable upon conversion or exercise of outstanding securities). The Corporation has not violated the Securities Act of 1933, as amended (the “Securities Act”), or any state blue sky or securities law in connection with the issuance of any shares of Common Stock or other securities of the Corporation prior to the date hereof.

          3.3 Equity Investments. The Corporation has never had, nor does it currently have, any subsidiaries, nor has it owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

          3.4 Financial Statements; 2004 Budget. Attached to Exhibit H are (i) the Corporation’s unaudited financial statements (balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows) at December 31, 2003 and for the fiscal year then ended (the “Annual Financial Statements”), (ii) the Corporation’s unaudited financial statements (balance sheet, statement of operations and statement of cash flows) as at and for the nine month period ended September 30, 2004 (together with the Annual Financial Statements, the “Financial Statements”). Each of the foregoing Financial Statements has been prepared in accordance with United States generally accepted accounting principles (“GAAP”), except that they do not contain the footnotes required by GAAP, and is based on the books and records of the Corporation (which books and records are accurate and complete in all material respects). The Financial Statements fairly present in all material respects in accordance with GAAP the financial condition, operating results and cash flows of the Corporation as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and except that each does not contain the footnotes required by GAAP.

          3.5 Absence of Undisclosed Liabilities. Except as reflected in the unaudited balance sheet (the “September Balance Sheet”) of the Corporation as of September 30, 2004 (the “Balance Sheet Date”) (a) the Corporation had no material liabilities of any nature (matured or unmatured, fixed or contingent), (b) all reserves established by the Corporation and set forth in the September Balance Sheet were adequate, and (c) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately disclosed in the September Balance Sheet as required by such Statement No. 5. Except as set forth in Exhibit H, since the Balance Sheet Date, the Corporation has not incurred, assumed, guaranteed or otherwise become directly or contingently liable on any material indebtedness (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

          3.6 Absence of Changes. Except as set forth in Exhibit H, and except that the Corporation has continued to incur and pay expenses, since the Balance Sheet Date there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities or business of the Corporation, (b) any material asset or property of the Corporation made subject to a lien of any kind, except liens for taxes not yet due and payable, (c) any waiver of any valuable right of the Corporation, or the cancellation of any debt or claim held by the Corporation, (d) any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation, (e) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation, except in the ordinary course of business, (f) any loan by the

Corporation to, or any guarantee by the Corporation for the benefit of, or any investments by the Corporation in, or any loan to the Corporation from, any person including but not limited to any officer, director, employee or stockholder of the Corporation or any members of their immediate family, or any agreement or commitment therefor, other than travel allowances and other advances made in the ordinary course of its business and endorsements in the ordinary course of business, (g) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Corporation, (h) any sale, assignment or transfer of any patents or patent applications, trademarks or trademark applications, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, (i) any receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Corporation, (j) any capital expenditures or commitments therefor made or effected by the Corporation that aggregate in excess of $10,000, (k) any change in the accounting methods or practices followed by the Corporation, or (l) any agreement or commitment by the Corporation to do any of the things described in this Section 3.6.

          3.7 Encumbrances. The Corporation has good title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind, except liens for taxes not yet due and payable.

          3.8 Burdensome Restrictions. The Corporation is not obligated under any contract or agreement not a part of or described in a Schedule to this Agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its financial condition, results of operations, assets, liabilities or business.

          3.9 Intellectual Property Rights. To the knowledge of the Corporation:

               (a) the Corporation owns or has the right to use all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted and presently proposed to be conducted, which Intellectual Property Rights are identified in Exhibit H;

               (b) other than royalties or other amounts payable under the several agreements set forth in Exhibit H, no royalties or other amounts are payable by the Corporation to other persons by reason of the ownership or use of the Intellectual Property Rights identified in Exhibit H; and

               (c) no product marketed or sold or presently proposed to be marketed or sold by the Corporation violates or will violate any license or infringes any Intellectual Property Rights of another, nor has the Corporation received any notice that (i) the present operation or proposed operation of the Corporation’s business or (iii) any of the Intellectual Property Rights identified in Exhibit H conflicts or will conflict with the rights of others.

               (d) As used herein, the term “Intellectual Property Rights” means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how, proprietary processes and formulae, applications for patents, trademarks, service marks and copyrights, and other industrial and intellectual property rights.

          3.10 Litigation. There is no action, suit, claim, proceeding or investigation, at law, in equity or otherwise, by or before any court, arbitrator, governmental instrumentality or other agency, now pending, or, to the Corporation’s knowledge, threatened against the Corporation (or, to the Corporation’s knowledge, threatened against or affecting any of the officers, directors or employees of the Corporation with respect to their businesses or proposed business activities).

          3.11 No Defaults. The Corporation is not in violation or breach of, or in default under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any note, bond, debenture, evidence of indebtedness, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Corporation is a party or by which it or any of its property is bound or affected, or (c) any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation or any of its properties, which violation, breach or default in the case of the foregoing clauses (a), (b) or (c) would have or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Corporation. To the knowledge of the Corporation, there exists no condition, event or act which after notice, lapse of time, or both, could constitute such a violation or breach of, or such a default under, any of the foregoing. The execution, delivery and performance of this Agreement and the Related Agreements, and all other agreements contemplated hereby to which the Corporation is a party and the consummation of the transactions contemplated hereby, will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, its business or operations or any of its assets or properties.

          3.12 Employment of Officers, Employees and Consultants; Labor Agreements. No third party may assert any valid claim against the Corporation, any Purchaser, or any Designated Person (as defined below) with respect to (a) the continued employment by or association with the Corporation of any of the present officers or employees of, or consultants to, the Corporation (collectively, the “Designated Persons”) or (b) the use by the Corporation or any Designated Person of any information which the Corporation or any Designated Person would be prohibited from using under any prior agreements or arrangements or under any laws, including, without limitation, laws applicable to unfair competition, trade secrets or proprietary information, which, if decided adversely to the Corporation, would have or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Corporation. The Corporation presently does not maintain or contribute to, and has never maintained or contributed to, any “employee benefit plan,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended. Except as set forth in Exhibit H, the Corporation is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. The Corporation is not involved in any labor disputes (including without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). The Corporation is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union.

          3.13 Taxes. Except as set forth in Exhibit H, (a) the Corporation has filed all tax returns (federal, state and local) required to be filed by it and all Taxes (as defined below), assessments and other government charges imposed upon the Corporation, or upon any of the assets, income or franchises of the Corporation, have been paid or, if not yet payable, are adequately accrued on the Corporation’s books and records; (b) there are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Corporation or any assets or operations of the Corporation; (c) no consent has been given with respect to the Corporation to extend the time in which any Tax may be assessed or collected by any taxing authority; (d) there are no ongoing or, the Corporation’s knowledge, pending Tax audits by any taxing authority against the Corporation; (e) the Corporation has never filed a consent relating to any assets or property pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the “Code”), relating to collapsible corporations; and (f) none of the assets or income items of the Corporation has been or potentially is subject to Tax under Code Section 1374 (or any corresponding provision of state, local or foreign law). “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing. The Corporation is not currently, and has not been during the five years prior hereto, a real property holding company within the meaning of Section 897 of the Code.

          3.14 Agreements. Except as set forth in Exhibit H, the Corporation is not a party to any written or oral contract or agreement not made in the ordinary course of business and, whether or not made in the ordinary course of business, the Corporation is not a party to any written or oral (a) contract or agreement with any labor union, (b) contract or agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements, (c) contract or agreement for the employment of any officer, individual employee or other person or any contract or agreement with any person on a consulting basis, (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others, (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of the Corporation, (f) guaranty of any obligation for borrowed money or otherwise, (g) lease or agreement under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party, (h) lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation, (i) license or lease agreement with respect to any Intellectual Property Rights, (j) agreement or other commitment for capital expenditures in excess of $10,000, or (k) any other contract, agreement, arrangement or understanding which is material to the business of the Corporation or could reasonably be expected to be material to a prudent investor’s understanding of the business of the Corporation. The Corporation has furnished to the Purchasers true and correct copies of all agreements set forth in Exhibit H and all such other agreements and documents requested by the Purchasers or its authorized representatives.

          3.15 Compliance. The Corporation has (a) complied with all Federal, state, local or foreign laws, statutes, ordinances, rules, regulations and orders applicable to its business, including, without limitation, and to the Corporation’s knowledge, all Environmental Laws (as defined below) and (b) all Federal, state, local and foreign governmental licenses, registrations and permits material to or necessary for the conduct of its business, such licenses, registrations and permits are in full force and effect and there have been no violations in respect thereof, and, to the knowledge of the Corporation, no proceeding is pending or threatened, to revoke or limit any thereof. “Environmental Laws” shall mean any past or present federal, state, or local laws, statues, regulations, ordinances, rules, or common law and standards, or any judgment, order, writ, notice, decree, permit, license, approval or injunction relating to pollution or protection of human health or the environment and including, without limitation, to the release of hazardous substances into the environment, as well as the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or hazardous wastes into the environment as well as, without limitation, the Clean Air Act, the Toxic Substance Control Act, the Clean Water Act, the Oil Pollution Act of 1990, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act of 1970, and their applicable state law counterparts, each as they have been amended from time to time.

          3.16 Insurance. Exhibit H sets forth each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium and any pending claims thereunder) maintained by the Corporation on its properties, assets, business or personnel. No notice from any insurance carrier insuring the Corporation has been received by the Corporation claiming that the Corporation is in default with respect to any provision contained in any insurance policy. The insurance maintained by the Corporation on its properties, assets, business and personnel (a) is in amounts deemed adequate by the Corporation and (b) is under policies currently in effect and issued by insurers of recognized responsibility. With respect to such policies: (i) the transactions contemplated by this Agreement will not cause a default under any policy; (ii) neither the Corporation nor, to the knowledge of the Corporation, any other party to any policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the knowledge of the Corporation, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under any policy; and (iii) to the knowledge of the Corporation, no party to any policy has repudiated any provision thereof.

          3.17 Authorization of this Agreement. The execution, delivery and performance by the Corporation of this Agreement and the Related Agreements (sometimes collectively referred to herein as the “Transaction Agreements”) have been duly authorized by all requisite corporate action. The Corporation has duly executed and delivered the Transaction Agreements, which (assuming due execution and delivery thereof by the Purchasers and, in the case of the Related Agreements, Tufts, Bachovchin and Stone Life) will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms. The execution, delivery and performance of the Transaction Agreements, the issuance, sale and delivery of the Shares and the Reserved Shares, and compliance with the provisions hereof and thereof by the Corporation, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation under, the Certificate of Incorporation or Bylaws or any note, bond, debenture, evidence of indebtedness, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Corporation is a party or by which the Corporation or any of its property is bound or affected.

          3.18 Authorization of Certificate of Incorporation and Shares. All corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization of the Certificate of Incorporation and the filing thereof with the Secretary of State of the State of Delaware have been taken. The issuance, sale and delivery hereunder by the Corporation of the Shares have been duly authorized by all requisite corporate action, and when so issued, sold and delivered, the Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

          3.19 Authorization of Reserved Shares. The issuance, sale and delivery by the Corporation of the Reserved Shares have been duly authorized by all requisite corporate action of the Corporation, and the Reserved Shares have been duly reserved for issuance upon conversion of all or any of the Shares, and when so issued and delivered upon conversion of any of the Shares, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

          3.20 Offerees. The Corporation has not, either directly or through any agent, offered any Shares or securities convertible into Common or Series F Preferred Stock or any security or securities similar to any thereof, for sale to, or solicited any offers to buy any Shares, or securities convertible into Common or Series F Preferred Stock, or any such similar security or securities from, or otherwise approached or negotiated in respect thereof with, any person or entity other than the Purchasers and a limited number of institutional or sophisticated investors, but in any event not more than 25 persons or entities, including the Purchasers.

          3.21 Brokers. Neither the Corporation nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement. No person or entity will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Corporation of any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or any agent of the Corporation.

          3.22 No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required before the First Closing or any Second Closing for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of the Transaction Agreements, for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares or for or in connection with the valid and lawful authorization, reservation, issuance, sale and delivery of the Reserved Shares except such exemptive filings, if any, as are required to be made under the Securities Act and applicable state securities laws and have been made on a timely basis.

          3.23 Registration Rights. Except as contemplated by the Registration Rights Agreement, no person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or any other securities of the Corporation.

          3.24 Noncompetition, Nondisclosure, and Assignment of Developments Agreements. Each current employee of the Corporation who has or is proposed to have access to confidential and proprietary information of the Corporation is a signatory to, and is bound by, an agreement with the Corporation relating to non-disclosure, proprietary information and assignment of inventions, a copy of the form of such agreements is attached to Exhibit H.

          3.25 Exemptions from Securities Laws. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 4, the provisions of Section 5 of the Securities Act are inapplicable to the offering, issuance, sale and delivery of the Shares and the Reserved Shares by virtue of the exemption afforded by Section 4(2) of the Securities Act, and no consent, approval, qualification or registration or filing under any state securities or blue sky laws is required in connection therewith. Neither the Corporation nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

          3.26 Disclosure. To the knowledge of the Corporation, this Agreement and the other documents, certificates or statements furnished to the Purchasers in writing (excluding any projections of future performance), taken as a whole, by or on behalf of the Corporation contain no untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          3.27 Related Party Transactions. Except as set forth on Exhibit H, (i) no employee, stockholder, officer or director of the Corporation or member of his or her immediate family is indebted to the Corporation, nor is the Corporation indebted (or committed to make loans or extend or guarantee credit) to any of them, and none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Corporation is affiliated or with which the Corporation has a business relationship, or any firm or corporation that competes with the Corporation, except that employees, stockholders, officers or directors of the Corporation and members of their immediate families may own stock in publicly traded companies that may compete with the Corporation, and (ii) no member of the immediate family of any officer or director of the Corporation is directly or indirectly interested in any material contract with the Corporation.

          3.28 Prohibited Payments. Neither the Corporation nor any of its officers, directors, employees or agents has made any payment of funds of the Corporation prohibited by law and no funds of the Corporation have been set aside to be used for any payment prohibited by law.

     4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Corporation as follows:

          4.1 Organization. Such Purchaser (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate or limited partnership power and authority to own and lease its properties, to carry on its business, and to carry out the transactions contemplated hereby, (b) is duly qualified and in good standing in each other jurisdiction in which its failure to be so qualified would have a material adverse effect on the business or financial condition of such Purchaser, and (c) has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the Shares or Reserved Shares pursuant to this Agreement (it being understood and agreed that Oikos does not make the representation set forth in this subsection 4.1(c)).

          4.2 Purchase for Investment. Such Purchaser is acquiring the Shares, and, in the event such Purchaser should acquire Reserved Shares upon conversion of the Shares, such Purchaser will be acquiring the Reserved Shares, for its own account, for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and, except as contemplated by this Agreement and the Exhibits hereto and except for transfers to other members of such Purchaser’s Group (as defined in the Stockholders Agreement), such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          4.3 Unregistered Securities; Legend. Such Purchaser understands that the Shares have not been, and the Reserved Shares will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that they must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration. Such Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of such Purchaser’s investment intent expressed herein. Such Purchaser acknowledges that the certificates for the Shares and the Reserved Shares shall bear a legend to such effect, and appropriate stock transfer instructions shall be issued.

          4.4 Status of the Purchasers. Such Purchaser understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that such Purchaser is an “accredited investor” for purposes of acquiring Shares and Reserved Shares. Following the acquisition of the Shares to be purchased hereunder, no Purchaser which is a resident outside of the United States or subject to the jurisdiction of a country other than the United States, either alone or together with its “foreign parent” or “affiliated foreign group” (as such terms are defined in 15 C.F.R. §§806.7 and 806.15), will own or control, directly or indirectly, ten percent (10%) or more of the issued and outstanding voting securities of the Corporation.

          4.5 Knowledge and Experience; Economic Risk. Such Purchaser has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Such Purchaser is able to bear the economic risk of such investment, including a complete loss of the investment.

          4.6 Access to Information. Such Purchaser acknowledges that such Purchaser and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the transactions contemplated by this Agreement and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with such Purchaser’s purchase of the Shares and the Reserved Shares.

          4.7 Authorization. The execution, delivery and performance by such Purchaser of this Agreement have been duly authorized by all requisite action of such Purchaser. This Agreement has been duly executed and delivered on behalf of such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement, the purchase of the Shares and the Reserved Shares, and compliance with the provisions hereof by such Purchaser, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, which violation would have or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Purchaser, or (b) conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a material default (or give rise to any right of termination, cancellation or acceleration) under, such Purchaser’s charter or bylaws (or other organizational documents), or any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which such Purchaser is a party or by which it or any of its property is bound or affected.

          4.8 No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, or declaration to, or filing with, any governmental agency or body is required before the First Closing for or in connection with the valid authorization, execution and delivery by such Purchaser of this Agreement or for the valid purchase by such Purchaser of the Shares to be sold to it hereunder or for or in connection with the valid issuance to such Purchaser of any Reserved Shares except such exemptive filings, if any, as are required to be made under the Securities Act and applicable state securities laws and have been made on a timely basis.

          4.9 Rule 144. Such Purchaser acknowledges that the Shares to be sold to such Purchaser hereunder and the Reserve Shares issuable on conversion of the Shares are “restricted securities” as defined in Rule 144 (the provisions of which are known to such Purchaser) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act and understands that the exemption from registration afforded by Rule 144 depends upon the satisfaction of various conditions, that such exemption is not currently available and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

          4.10 Brokers/Finders. Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement. No person or entity will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Corporation of any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or any agent of the Corporation.

     5. Exchanges; Lost, Stolen or Mutilated Certificates. Upon surrender by any Purchaser to the Corporation of a certificate or certificates representing Shares purchased or acquired by such Purchaser hereunder or Reserved Shares received upon conversion of any such Shares, the Corporation at its expense shall issue in exchange therefor, and deliver to such Purchaser, a new certificate or certificates representing such shares, in such denomination or denominations as may be requested by such Purchaser. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Shares purchased or acquired by the Purchaser hereunder or Reserved Shares received upon conversion of any such Shares and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense shall issue and deliver to such Purchaser a new certificate for such Shares or Reserved Shares, of like tenor, in lieu of such lost, stolen or mutilated certificate.

     6. Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the Corporation and the Purchasers contained herein shall survive the First Closing and, if any, the Second Closing. Each of the Purchasers and the Corporation may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person. All statements contained in any certificate or other instrument delivered by the Corporation pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Corporation under this Agreement.

     7. Notices. All notices, requests, consents and other communications hereunder to a party shall be deemed to be sufficiently given if contained in a written instrument delivered in person, sent via a reputable nationwide overnight courier services guaranteeing next business day delivery, or duly sent by first class registered or certified mail, postage prepaid, addressed in each case to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to all other parties:

          (a) if to the Corporation, to:

               Triad Pharmaceuticals, Inc
               71 Warwick Road
               Melrose, MA 02176
               Attention: President

               with a copy to:

               Peter M. Rosenblum, Esq.
               Foley Hoag llp
               Seaport World Trade Center West
               155 Seaport Blvd.
               Boston, MA 02210

          (b) if to Kos, to:

               Kos Pharmaceuticals, Inc
               Cedar Brook Corporate Center
               No. 1 Cedar Brook Drive
               Cranbury, NJ 08512
               Attention: President and Chief Executive Officer

               with a copy to:

               Kos Pharmaceuticals, Inc
               Cedar Brook Corporate Center
               No. 1 Cedar Brook Drive
               Cranbury, NJ 08512
               Attention: Andrew I. Koven,
               Executive Vice President, General Counsel
               and Corporate Secretary

               and

               James Lurie, Esq.
               Holland & Knight, LLP
               195 Broadway, 24th Floor
               New York, NY 10007

          (c) if to Oikos, to:

               2004 Oikos Investment Partners, LP
               c/o Oikos Ventures, LLC
               Attn: Steven Aronoff
               499 Park Avenue
               New York, NY 10022

               with a copy to:

               Steven K. Aronoff, Esq.
               c/o Steven K. Aronoff PC
               499 Park Avenue
               New York, NY 10022

     8. Expenses; Negative Covenants.

          8.1 Expenses. Each of the parties shall pay its own expenses in connection with the negotiation, preparation and performance of the Transaction Agreements and the transactions contemplated thereby, including any legal and accounting fees, whether or not such transactions are consummated.

          8.2 Negative Covenants.

               (a) Kos Negative Covenants. The Corporation agrees with Kos that without the prior written consent of Kos, which consent may be given or withheld in its sole and absolute discretion, the Corporation will not, prior to December 31, 2006, (i) increase the number of shares reserved for option grants beyond the 377,100 referred to in Section 3.2(a)(i)(y) hereof

(or become legally obligated to do so or enter into any agreement with any person committing the Corporation to effect such an increase in the future), (ii) effect or propose any amendment to, or take any Board of Directors or other action permitted by, Section B.3(c)(i)(4)(A) of Article Fourth of the Certificate of Incorporation, or (iii) take or commit to take any action in furtherance of any of the foregoing, in the case of clauses (i), (ii) or (iii) for the purpose of providing option grants to Christopher Kiritsy in connection with any employment arrangement between the Corporation and such individual.

               (b) Oikos Negative Covenants. In addition to any other vote that may be required under the Certificate of Incorporation or applicable law, prior to the earlier of (x) December 31, 2005 or (y) the date as of which the Board of Directors includes seven members designated by Oikos or its designee pursuant to the Stockholders Agreement, the Corporation shall not take, and shall not permit any wholly-owned subsidiary of the Corporation (a “Subsidiary”) to take, any of the following actions without the prior approval of Oikos or its designee, unless such action has been approved unanimously by the entire Board of Directors:

                    (i) issue or authorize any shares of capital stock of the Corporation other than the shares of Common Stock and Preferred Stock authorized under the Certificate of Incorporation as of the date hereof and other than shares of Common Stock issued upon conversion of shares of Preferred Stock (such other shares of capital stock to be referred to herein as “Equity Securities”); redeem, repurchase or acquire any Equity Securities (other than as may be required under the Certificate of Incorporation); or increase the number of shares of Common Stock reserved for issuance under the Corporation’s 1999 Incentive and Non-Qualified Stock Option Plan to a number greater than 377,100;

                    (ii) issue or incur any Debt (as defined below) that is, individually or in the aggregate, in excess of $50,000, other than any trade credit in the ordinary course of business; or issue any guaranty of the Debt of any other individual or legal entity (a “Person”);

                    (iii) take any action that could reasonably be expected to result in a liquidation of the Corporation, or sell, convey, mortgage, encumber, pledge or otherwise dispose of all or substantially all of its assets, property or business, or merge or consolidate with or into any other Person (other than a Subsidiary of the Corporation), or effect any transaction involving a change of control of the Corporation, or reclassify any Equity Securities of the Corporation or any shares of capital stock of any Subsidiary of the Corporation;

                    (iv) effect any acquisition of any business or entity (whether by purchase of stock or assets);

                    (v) effect any changes in the Certificate of Incorporation or Bylaws of the Corporation;

                    (vi) make any investment or capital expenditure in excess of $50,000 per year, other than in the ordinary course of business;

                    (vii) hire or terminate the employment of any officer of the Corporation, or enter into, amend or revise the terms of any employment or consulting agreement with any officer of the Corporation;

                    (viii) alter the authorized number of directors of the Corporation;

                    (ix) declare or pay any dividends or make any distribution with respect to its capital stock (except dividends payable on Common Stock solely in shares of Common Stock);

                    (x) grant any exclusive rights to any intellectual property of the Corporation, other than in the ordinary course of business and other than licenses that are exclusive only within a specific field of use;

                    (xi) create any subsidiary of the Corporation other than a wholly-owned subsidiary;

                    (xii) consummate an initial public offering of the capital stock of the Corporation;

                    (xiii) effect any amendment or modification to any contract between the Corporation and Kos or settle, compromise or otherwise resolve any dispute with Kos with respect to any such contract;

                    (xiv) take any action for which, in the opinion of counsel to the Corporation, the authorization of the Board of Directors of the Corporation would be required by law; or

                    (xv) agree to take any of the foregoing actions.

               (b) For purposes of this Agreement, the term “Debt” shall mean, with respect to any Person, without duplication (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (ii) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations and the present value of future rental payments under all synthetic leases, (vi) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (vii) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising fluctuations in currency values or interest rates, in each case whether contingent or matured, (viii) all indebtedness referred to above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, security agreement, charge or other encumbrance upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness and (ix) all indebtedness or other obligations of others guaranteed, directly or indirectly, by the Company or any of its Subsidiaries, including, without limitation, any obligation of the Company or any of its Subsidiaries, direct or indirect, contingent or otherwise, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation of such other person or entity (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (B) entered into for the purpose of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (provided that a guarantee shall not include endorsements for collection or deposit in the ordinary course of business).

     9. Miscellaneous.

          9.1 Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the financing transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings, written or oral, between or among them with respect to the subject matter hereof.

          9.2 Amendments; Waivers. This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of each of (i) the Corporation and (ii) each of the Purchasers, or in the case of any transferee of the rights of a Purchaser hereunder, by the written agreement of a transferee holding a majority in voting power of the outstanding shares of Series F Preferred Stock purchased by a Purchaser hereunder.

          9.3 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws. Any litigation arising from or relating to this Agreement shall be filed and prosecuted in any court of competent subject matter jurisdiction located in the state of New York. The parties stipulate to the jurisdiction, convenience and efficiency of proceeding in such courts and hereby waive and covenant not to assert any objections to proceeding in such courts based on any grounds other than a lack of subject matter jurisdiction.

          9.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.5 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in any certificate evidencing shares of Common Stock or Preferred Stock transferred to such holder by any of the Purchasers or their permitted transferees, and (except as aforesaid) their respective legal representatives, successors and assigns. Each Purchaser may transfer such Purchaser’s rights and obligations under Section 2.2 of this Agreement to any member of such Purchaser’s Group, as such term is defined in the Stockholders Agreement, in which case such transferee shall be considered a Purchaser for purposes of Section 2.2 hereof, by giving written notice of such transfer to the Corporation and the other Purchaser; provided, however, that for purposes of determining whether the Milestones have been achieved, only Kos and Oikos (or any then-current designee of Oikos named pursuant to Section 12.3 of the Stockholders Agreement), as the original Purchasers hereunder, shall have the right to make such determination, which determination shall be final and binding upon any transferee of either of the foregoing.

          9.6 Certain Matters of Construction. A reference to a Section, Exhibit or Schedule shall mean a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          9.7 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Signature pages hereto may be delivered by facsimile and shall have the same force and effect as an original.

[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned has executed this Series F Stock Purchase Agreement as a contract under seal as of the date first above written.

TRIAD PHARMACEUTICALS, INC.
By:	/s/William Bachovchin
William Bachovchin
President

SCHEDULE OF PURCHASERS

	Shares of Series F	Promissory Notes		Shares of Series F
	Preferred Stock	Plus Accrued	Aggregate Purchase	Preferred Stock	Aggregate Purchase
	Purchased at	Interest as of	Price at	Purchased at	Price at
Purchaser	First Closing	First Closing	First Closing	Second Closing	Second Closing

2004 Oikos Investment Partners, LP	631,602	$1,321,173.60	$4,000,000	631,602	$4,000,000

Kos Pharmaceuticals, Inc.	631,602	$0.00	$4,000,000	631,602	$4,000,000

Purchaser Signature Page

     By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and among Triad Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and the Purchasers (as defined in the Purchase Agreement), dated as of the First Closing (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser thereunder. The undersigned further hereby agrees that, as of the First Closing, the undersigned shall be a party to and bound by all the terms and conditions of (i) the Purchase Agreement as a “Purchaser” thereunder, (ii) the Registration Rights Agreement (as defined in the Purchase Agreement) as an “Purchaser” thereunder, and (iii) the Stockholders Agreement (as defined in the Purchase Agreement) as an “Investor” thereunder, and authorizes this signature page to be attached to the Purchase Agreement, the Registration Rights Agreement and the Stockholders Agreement, or counterparts thereof.

     EXECUTED, in counterpart, this 1st day of February, 2005.

PURCHASER:

2004 Oikos Investment Partners, LP

By:	/s/Steven K. Aronoff

Name:	Steven K. Aronoff

Title:	Manager of 500 East General Partners LLC, General Partner

Contact Person:	Steven K. Aronoff/Larry Copperman

Telephone No.:	(212) 889-9250

Facsimile No.:	(212) 7605

Email Address:	ska@skapc.com
larryc@skapc.com

Purchaser Signature Page

     By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and among Triad Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and the Purchasers (as defined in the Purchase Agreement), dated as of the First Closing (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser thereunder. The undersigned further hereby agrees that, as of the First Closing, the undersigned shall be a party to and bound by all the terms and conditions of (i) the Purchase Agreement as a “Purchaser” thereunder, (ii) the Registration Rights Agreement (as defined in the Purchase Agreement) as an “Purchaser” thereunder, and (iii) the Stockholders Agreement (as defined in the Purchase Agreement) as an “Investor” thereunder, and authorizes this signature page to be attached to the Purchase Agreement, the Registration Rights Agreement and the Stockholders Agreement, or counterparts thereof.

     EXECUTED, in counterpart, this 1st day of February, 2005.

PURCHASER:

Kos Pharmaceuticals, Inc.

By:	/s/Adrian Adams

Name:	Adrian Adams

Title:	President and CEO

27